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              EXHIBIT 11 - COMPUTATION OF PER SHARE INCOME (LOSS)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                          QUARTER    QUARTER    6 MONTHS   6 MONTHS
                                                           ENDED      ENDED      ENDED      ENDED
                                                          JUNE 30,   JUNE 30,   JUNE 30,   JUNE 30,
                                                           1997        1996      1997        1996
                                                          -------    -------    -------    -------
PRO FORMA NET LOSS PER SHARE:
     Net loss .........................................   $   (93)   $(1,021)   $  (481)   $(1,988)

     Weighted average common shares
         outstanding (exluding options and
         common share equivalents) ....................     5,192      5,203      5,192      5,211
     Assumed conversion of series A
         preferred stock into common stock
         on date of issuance ..........................     1,538         51      1,538         25
     Application of SAB 83 for preferred
         stock, common stock, stock options
         and warrants issued subsequent to
         June 30, 1996 ................................        --        776         --        776
                                                          -------    -------    -------    -------

     Pro forma weighted average number of
         common shares and common share
         equivalents outstanding ......................     6,730      6,030      6,730      6,012
                                                          =======    =======    =======    =======

     Pro forma net loss per common share ..............   $ (0.01)   $ (0.17)   $ (0.07)   $ (0.33)
                                                          =======    =======    =======    =======

SUPPLEMENTAL PRO FORMA NET INCOME
     (LOSS) PER SHARE
     Net loss .........................................   $   (93)   $(1,021)   $  (481)   $(1,988)
     Pro forma  interest expense adjustment
         reflecting repurchase of debt with
         proceeds from offering .......................   $   128    $   128    $   252    $   252
                                                          -------    -------    -------    -------

     Supplemental pro forma net income (loss) .........   $    35    $  (893)   $  (229)   $(1,736)
                                                          =======    =======    =======    =======

     Weighted average common shares
         outstanding (exluding options and
         common share equivalents) ....................     5,192      5,203      5,192      5,211
     Assumed conversion of series A
         preferred stock into common stock
         on date of issuance ..........................     1,538         51      1,538         25
     Application of SAB 83 for preferred
         stock, common stock, stock options
         and warrants issued subsequent to
         June 30, 1996 ................................        --        776         --        776
     Additional weighted average shares from
         assumed exercise of dilutive stock options
         and warrants, net of shares assumed to be
         repurchased with exercise proceeds ...........       775         --         --         --
     Assumed issuance of shares needed to
         repurchase debt of $5.1 million ..............       396        396        396        396
                                                          -------    -------    -------    -------

     Supplemental pro forma weighted average number
         of common shares and common share
         equivalents outstanding ......................     7,901      6,426      7,126      6,408
                                                          =======    =======    =======    =======

     Supplemental pro forma net income (loss) per
         common share .................................   $  0.00    $ (0.14)   $ (0.03)   $ (0.27)
                                                          =======    =======    =======    =======
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